Exhibit 11


                             BNP U.S. FUNDING L.L.C.

                   COMPUTATION OF NET LOSS PER COMMON SECURITY

                      (in thousands, except per share data)


                                                                 Twelve-month
                                                                 period ended
                                                               December 31, 2002
                                                               -----------------

Net income                                                        $   32,894
Less:  preferred securities dividend requirement                      38,690
                                                                      ------
Net loss applicable to common securities                          $   (5,796)
                                                                      ------
Securities:
Weighted average number of common securities outstanding              53,011
                                                                      ------
Net loss per common security                                      $  (109.34)
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